Modern Capital Funds Trust N-1A/A

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Modern Capital Tactical Opportunities Fund (the “Fund”), a series of shares of beneficial interest in Modern Capital Funds Trust, and to the use of our report dated January 29, 2021 on the Fund’s financial statements as of January 27, 2021. Such financial statement appears in the Fund’s Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 29, 2021